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                                                                  Exhibit 10.33


                          DOMESTIC FINANCING AGREEMENT
                          ----------------------------

         This Domestic Financing Agreement (the "Agreement") is made and entered into the 3rd day of October, 1996 between Video Jukebox Network, Inc., 1221 Collins Avenue, Miami Beach, Florida 33139 (the "Company"), and Communications Equity Associates, Inc., 101 East Kennedy Boulevard, Suite 3300, Tampa, Florida 33602 ("CEA").

                                    RECITALS:

         A. The Company owns and operates a business which distributes music video television programming known as "THE BOX" in the United States, the United Kingdom, the Netherlands, Puerto Rico, Argentina, Venezuela, Peru and Chile.

         B. CEA is engaged in the business of providing investment banking and brokerage services to media companies in the United States and throughout the world.

         C. The Company desires to engage CEA to arrange Financing (as defined in Section 2 hereof) for the Company and CEA desires to provide such services to the Company.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. RECITALS. The Recitals set forth hereinabove are incorporated herein by reference and are and shall be deemed to be a part of this Agreement.

         2. ENGAGEMENT. The Company hereby engages CEA as its exclusive representative for purposes of: (a) arranging equity, debt and/or hybrid financing ("Financing") for the Company, subject to Section 5(a) hereof, to further develop the domestic interactive music television network, and (b) for such other purposes as are mutually agreed to in writing by the Company and CEA. The Company makes no representation, warranty, commitment or covenant that it will complete, execute or enter into any transaction with any Prospect.

         3. DUTIES OF CEA. CEA shall, in accordance with the Company's directions and instructions, prepare informational material regarding the Company's operations and/or projects to present to individuals and entities ("Prospect(s)"), who have been pre-approved in writing by the Company in accordance with Section 5(a) hereof. CEA shall act as a liaison and intermediary between the Company and the Prospects. CEA shall not be an agent of the Company and shall not bind or obligate the Company in any way, without the Company's prior written consent. Both CEA and the Company shall keep each other informed as to the status of contacts, discussions and negotiations with Prospects. CEA shall use its best efforts and endeavor to contact Prospects for Financing and to accomplish transactions on terms that are acceptable to the Company, but CEA makes no representations regarding the successful conclusion of any transaction. CEA may perform its services hereunder through any person or entity that, directly or indirectly, CEA controls, is controlled by CEA or is under common control with CEA. The Company acknowledges that CEA may from time to time represent entities which may be competitors with the Company or Prospects for a Financing. CEA, however, shall not, without the Company's prior written consent, represent any Prospect with regard to a Financing of the Company.



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         4. TERM. The term of this Agreement commences on the date first written herein above and terminates at the close of business on December 31, 1997 (the "Term").

         5.  COMPENSATION.

         (a) FINANCING. If the Company or an entity in which the Company has an equity interest (the "Financed Entity") enters into an agreement for Financing ("Financing Agreement") during the Term or within twelve (12) months thereafter with a Prospect who, during the Term and prior to the consummation of the Financing Agreement, was: (i) identified in writing to the Company by CEA and
(ii) approved in writing by the Company, then the Company shall pay to CEA a fee (the "Fee"). A Financing Agreement may contemplate, without limitation, a direct or indirect loan, lease, guarantee, stock exchange, joint venture, partnership, sale of assets, contribution of subscribers in exchange for equity, purchase of securities or any other debt and/or equity investment. The term "Financing Agreement" shall not apply to, and the Company shall not owe compensation to CEA for, Financing raised through the sale of the Company's registered securities in a second public offering of such securities or through receivables factoring, equipment leasing, trade payables or accruals arising in the ordinary course of the Company's business. The Company shall notify CEA in writing in advance of any closing of a Financing Agreement so that CEA may attend such closing. CEA shall have reasonable access to all closing documents and to any other materials necessary to ascertain and collect any Fee hereunder.

         (b) CEA FEE.

                  (i) CASH FINANCING. If cash forms all or a portion of a Financing, then CEA shall receive a Fee (a "Cash Fee") for the cash portion of the Financing, equal to five percent (5%) of the cash Financing.

                  (ii) NON-CASH FINANCING. If non-cash items form all or a portion of a Financing, then CEA shall receive a Fee (a "Non-Cash Fee") for the non-cash portion of such non-cash Financing, equal to five percent (5%) of the cash equivalent value of the non-cash Financing, as mutually agreed upon by the Company and CEA. The Company shall pay the Non- Cash Fee to CEA in cash. If the Company does not have sufficient funds (taking into account the Company's reasonable working capital needs) to pay the Non-Cash Fee as required by Section 5(b)(iii) hereof, the Company and CEA shall agree upon the payment terms of such Non-Cash Fee.

                  (iii) TIMING OF PAYMENT OF FEE. Subject to Section 5(b)(ii) hereof, the Company shall pay the Fee in increments to CEA, as and when the cash or other consideration that constitutes the Financing is received by the Company. The amount of such increments shall equal five percent (5%) of the amount of cash or value of non-cash items received by the Company. The Company shall pay Fees by wire transfer of immediately available United States funds to a bank account specified in writing by CEA.

                  (iv) VALUATION OF NON-CASH FINANCING. If the Company and CEA are unable to agree upon the cash equivalent of any non-cash Financing, either party may deliver a


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notice of non-agreement (the "Deadlock Notice") to the other party. Within ten
(10) business days of the other party receiving the Deadlock Notice, each of the Company and CEA shall appoint one appraiser, which appraisers shall jointly determine the cash equivalent of such non-cash Financing. The final determination of the appraisers (if they are able to agree) shall be binding upon the Company and CEA. If the appraisers are unable to agree upon the cash equivalent of such non-cash Financing within twenty (20) business days of the last appraiser being appointed, the appraisers shall appoint one independent appraiser who, within 45 days after appointment, shall independently determine the cash equivalent of any non-cash Financing and whose final determination shall be binding upon the Company and CEA.

         (c) EXPENSE REIMBURSEMENT. Prior to commencing any of the services to be provided by CEA hereunder, CEA and the Company shall agree in writing on the maximum amount of out-of-pocket expenses of CEA which shall be reimbursed by the Company. Reasonable expenses and costs incurred by CEA in excess of the agreed-upon amount, which are supported by expense statements and other reasonable supporting documentation, shall be reimbursed by the Company upon the written pre-approval of the Chief Financial Officer of the Company. The Company shall reimburse CEA up to the maximum amount of such agreed expenses within thirty (30) days after receipt of an invoice and reasonable documentation evidencing such expenses.

         6. CONFIDENTIALITY. Subject to (a) any legal requirements imposed on CEA compelling disclosure and (b) disclosures to Prospects or their representatives, CEA shall consider all information received from the Company as proprietary and confidential, except to the extent that such information is generally available to the public at large. Material non-public or confidential information relating to the Company shall only be provided by CEA to Prospects who have executed a confidentiality agreement, which is satisfactory to the Company and includes the Company as a party to such agreement. Upon termination of this Agreement, at the Company's written request, CEA shall use its best efforts to cause all Prospects either to destroy or to return to the Company all copies of documents provided pursuant to this Agreement which contain proprietary and confidential information relating to the Company. CEA acknowledges that nothing contained in this Agreement shall be construed as creating in CEA any rights of ownership or any property rights in any proprietary or confidential information of the Company.

         7. MUTUAL REPRESENTATIONS AND WARRANTIES.

         (a) CEA warrants and represents that (i) CEA is registered as a broker-dealer with the U.S. Securities and Exchange Commission (the "Commission") and is registered as a broker-dealer in all states in which it shall offer any securities of the Company and is a member in good standing of the NASD; (ii) there is not now pending or threatened against CEA or, to the best of CEA's knowledge, any "Associated Person" of CEA, as that term is defined below, any action or proceeding of which it has been advised, either in any court of competent jurisdiction, before the Commission, or any state securities commission concerning its activities as a securities broker or dealer; (iii) CEA is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida, with all requisite power and authority to enter into this Agreement and to carry out its obligation hereunder; (iv) this Agreement has been duly authorized, executed and delivered and is a valid and binding agreement; (v) the


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consummation of the transactions contemplated herein will not result in any breach of any of the terms or conditions of, or constitute a default under, any indenture, agreement, or other instrument to which CEA is a party, or violate any law or any order directed to CEA by any court or any federal or state regulatory body or administrative agency having jurisdiction over CEA, CEA's affiliates, or CEA's property. For purposes of this Section, the term "Associated Person" of CEA shall have the meaning set forth in Section 3(a)(21) of the Securities Exchange Act of 1934, as amended.

         (b) The Company warrants and represents that (i) it has full authority and power to execute and perform this Agreement in accordance with its terms;
(ii) the execution or performance of this Agreement by the Company will not violate any rights of, agreements with or obligations to any third parties;
(iii) the Company will comply with all applicable securities or other laws, rules and regulations relating to the Agreement; and (iv) the Company will not circumvent or otherwise frustrate the intent of this Agreement.

         8. COVENANTS OF CEA. CEA shall during the course of CEA's efforts to assist the Company with respect to obtaining Financing (a): use its best efforts to conduct the Financing in accordance with the requirements of Regulation D promulgated under the Securities Act of 1933; (b) not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement made not misleading concerning the Company or its securities; (c) not offer or sell any securities of the Company or of any Financed Entity by means of (i) any advertisement, articles, notice, or other communication mentioning the securities, published in any newspaper, magazine, or similar medium or broadcast over television or radio; or (ii) any seminar or meeting, the attendees of which have been invited by any general solicitation or general advertisement; and (d) only use sale materials which have been approved in writing by the Company.

         9. MUTUAL INDEMNIFICATION. CEA and the Company each agree to indemnify fully and forever each other and their affiliates and subsidiaries from any and all losses, claims, damages, liabilities, costs and expenses arising from or relating to the other party's breach of this Agreement, including, but not limited to, all reasonable arbitration, attorneys' fees, collection and/or court costs; provided, however, that the party seeking indemnification pursuant to this Section 9 has not breached the terms of this Agreement or been grossly negligent or engaged in willful misconduct in connection with such party's obligations hereunder.

         10. PUBLIC ANNOUNCEMENTS. Subject to the Company's prior written approval, CEA shall have the right to publicly announce and/or advertise any of the services provided to the Company hereunder. The Company shall mention the role of CEA in key public announcements it may make regarding any completed Financing hereunder.

         11. CONTROVERSIES.

             (a) In the event of any controversy arising out of or relating to this Agreement or a breach or alleged breach hereof, which the parties are unable to resolve among themselves, the parties shall resolve the dispute by arbitration pursuant to the provision of 9 U.S.C. Sec. 1 ET SEC., and in accordance with the Commercial Arbitration Rules of the American Arbitration


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Association (the "AAA"), by sending written notice to the other party to such effect. The place of arbitration shall be Miami, Florida.

             (b) In the event of arbitration, within thirty (30) days after receipt of a request to arbitrate a dispute, the Company and CEA shall each appoint one arbitrator, and within fifteen (15) days thereafter the two appointed arbitrators shall select a third arbitrator. In the event the two arbitrators are unable to agree on the selection of a third arbitrator, the two arbitrators shall request the Federal District Court, Southern District of Florida, to select such third arbitrator. If the Company or CEA shall fail to make such appointment within such thirty (30) day period, the other party shall be authorized to appoint the second arbitrator. All arbitrators shall be impartial and unrelated, directly or indirectly, so far as employment or services is concerned, to any of the parties hereto or to any person or entity directly or indirectly related to the parties hereto. In any arbitration proceedings involving any specialized area of knowledge or competence, the arbitrators shall have substantial knowledge and experience in such specialized area. The arbitration proceedings shall otherwise be governed by the rules of the AAA then in force.

             (c) The three arbitrators shall investigate the facts and shall hold a hearing or hearings if required at which the parties may present evidence and arguments, be represented by counsel and conduct cross-examination. In determining any question, matter or dispute before them, the arbitrators shall apply the provisions of this Agreement, without varying therefrom in any material respect. They shall not have the power to add, to modify or change any of the provisions of this Agreement. The three arbitrators shall render a written decision upon the matter presented to them by a majority vote, and that decision shall be final and binding on the parties. Judgment upon the decision rendered by such arbitration may be entered by any court having jurisdiction thereof.

         12. NOTICES. Any notice from one party to the other shall be in writing and deemed given when mailed if delivered by first class certified mail, return receipt requested, or by overnight delivery, to the person at the address listed below or to such other person and/or address as may be designated from time to time in writing.

             If to CEA:

                    Communications Equity Associates, Inc.
                    101 East Kennedy Boulevard, Suite 3300
                    Tampa, Florida 33602
                    Attention:  Chief Operating Officer


             If to the Company:

                     Video Jukebox Network, Inc.
                     1221 Collins Avenue
                     Miami Beach, Florida 33139
                     Attention:  Chief Executive Officer


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         13. SEVERABILITY. The invalidity or illegality of any provision, term, or covenant contained in or made a part of this Agreement shall not affect the validity of the remainder of this Agreement which shall remain in full force and effect.

         14. ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof and there are no representations or understandings between the parties except as provided herein. This Agreement may not be amended or modified in any way except by a written agreement duly executed by the parties. The execution of this Agreement terminates all prior agreements, written or oral, between the Company and CEA relating to the subject matter hereof.

         15. WAIVER. No consent or waiver of any condition or provision shall be effective unless evidenced by an instrument in writing, duly executed by the party sought to be charged with such waiver or consent. No waiver of a breach of, or default under, any provision of this Agreement shall be deemed a waiver of any other breach or default under any provision of this Agreement.

         16. HEADINGS. The headings in this Agreement are inserted for convenience only and shall not affect the construction hereof.

         17. GOVERNING LAW. This Agreement shall be construed as to both validity and performance in accordance with and governed by the laws of the State of Florida without regard to conflicts of laws principles thereof.

         18. BENEFITS; ASSIGNMENTS. The rights under this Agreement shall not be assignable nor the duties delegable by any party without first obtaining the written consent of the other party hereto. Nothing contained in this Agreement, express or implied, is intended to confer upon any person or entity, other than the parties hereto and their successors in interest. Any rights or remedies under or by reason of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

COMMUNICATIONS EQUITY ASSOCIATES, INC.



By: /s/ David A. Burns
    -----------------------------
        Executive Vice President



VIDEO JUKEBOX NETWORK, INC.



By: /s/ Alan Mcglade
    ----------------------------
        President and CEO





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